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                                                                 Exhibit (e)(2)

American International Life Assurance Company of New York
80 Pine Street, NY, New York 10005

PLEASE PRINT ALL ANSWERS            Supplemental Application For Life Insurance
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
1.  Proposed Last Name   First Name   Middle Initial  2. Date of Birth   3. Social Security Number
    Insured  ________________________________________ __________________ __________________________

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

  Guaranteed Account                                                        -- %

  AllianceBernstein Variable Products Series Fund Inc.
  Growth Portfolio - Class A                                                -- %
  Growth & Income Portfolio - Class A                                       -- %
  Large Cap Growth Portfolio - Class A                                      -- %
  Small Cap Growth Portfolio - Class A                                      -- %

  American Century Variable Portfolios, Inc.
  VP Income & Growth Fund                                                   -- %
  VP International Fund                                                     -- %

  BlackRock Variable Series Funds, Inc.
  BlackRock Basic Value V.I. Fund - Class I                                 -- %
  BlackRock Fundamental Growth V.I. Fund - Class I                          -- %
  BlackRock Government Income V.I. Fund - Class I                           -- %
  BlackRock Value Opportunities V.I. Fund - Class I                         -- %

  Credit Suisse Trust
  Emerging Markets Portfolio                                                -- %
  Global Small Cap Portfolio                                                -- %
  International Focus Portfolio                                             -- %
  Large Cap Value Portfolio                                                 -- %
  Mid-Cap Core Portfolio                                                    -- %
  Small Cap Core I Portfolio                                                -- %

  Fidelity Variable Insurance Products
  VIP Balanced Portfolio - Initial Class                                    -- %
  VIP Contrafund Portfolio - Initial Class                                  -- %
  VIP Index 500 Portfolio - Initial Class                                   -- %

  Franklin Templeton Variable Insurance Products
  Money Market Fund - Class 1                                               -- %
  Developing Markets Securities Fund - Class 2                              -- %
  Foreign Securities Fund - Class 2                                         -- %
  Growth Securities Fund - Class 2                                          -- %

  Goldman Sachs Variable Insurance Trust
  Strategic International Equity Fund                                       -- %
  Structured U.S. Equity Fund                                               -- %

  J.P. Morgan Series Trust II
  Small Company Portfolio                                                   -- %

  Neuberger Berman Advisers Management Trust
  AMT Partners Portfolio                                                    -- %

  PIMCO Variable Insurance Trust
  High Yield Portfolio - Admin. Class                                       -- %
  Long-Term U.S. Gov't Portfolio - Admin. Class                             -- %
  Real Return Portfolio - Admin. Class                                      -- %
  Short-Term Portfolio - Admin. Class                                       -- %
  Total Return Portfolio - Admin. Class                                     -- %

  The Universal Institutional Funds, Inc.
  Emerging Markets Equity Portfolio - Class I                               -- %
  Core Plus Fixed Income Portfolio - Class I                                -- %
  High Yield Portfolio - Class I                                            -- %
  Mid Cap Growth Portfolio - Class I                                        -- %
  U.S. Mid Cap Value Portfolio - Class I                                    -- %

  AIG Retirement Company I
  International Equities Fund                                               -- %
  Mid Cap Index Fund                                                        -- %
  Small Cap Index Fund                                                      -- %

  Vanguard Variable Insurance Fund
  Total Bond Market Index Portfolio                                         -- %
  Total Stock Market Index Portfolio                                        -- %

   NOTE: The Net Premium will be allocated to the Money Market Fund until the end of the Right to Examine Certificate period.

5.  Dollar Cost Averaging (Minimum of $2,000 must be                   YES NO
    allocated to the Franklin Money Market Fund.                       [_] [_]
    If elected you must complete the Dollar Cost Averaging
    Plan Request Form.)

6.  (a)  Did the Owner receive current prospectuses?                   [_] [_]

    (b)  Does the Owner understand that:

          The death benefit may increase or decrease
       depending on investment performance?                            [_] [_]

          The cash value may increase or decrease depending
       on investment performance?                                      [_] [_]

          The Certificate will lapse if the cash surrender             [_] [_]
       value becomes insufficient to cover the total monthly deductions?

    (c)  Does the Owner believe that this Certificate will
         meet insurance needs and financial objectives?                [_] [_]

7. Suitability What is the Owner's: Approximate net worth __________
                                    Income earned         __________
                                    Income unearned       __________
                                    Number of dependents  __________
                                    Marginal tax bracket  __________
Investment Objective(s) (check all
  that apply):                      Growth ___ Growth and Income ___ Income ___ Capital Appreciation ____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on __________, 20__

at ____________, State of ____________     Signature of Owner

-----------------------------------------  ------------------------------------------
Signature of Soliciting Agent              Signature of Proposed Insured if not Owner